Exhibit 10.1
BRAND SERVICES, INC.

AMENDMENT NO. 2 AND LIMITED WAIVER NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 AND LIMITED WAIVER NO. 3 TO CREDIT AGREEMENT (this "Amendment") is dated as of November 9, 2004, and entered into by and among BRAND SERVICES, INC. ("Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF ("Lenders"), and CREDIT SUISSE FIRST BOSTON, as administrative agent for Lenders (in such capacity, "Administrative Agent"), and, solely for purposes of Section 5 hereof, the CREDIT SUPPORT PARTIES LISTED ON THE SIGNATURE PAGES HEREOF, and is made with reference to that certain Credit Agreement dated as of October 16, 2002, by and among Borrower, Lenders, JPMorgan Chase Bank, as syndication agent for Lenders, Administrative Agent, Credit Suisse First Boston and J.P. Morgan Securities Inc., as joint lead arrangers and book managers, and Antares Capital Corporation and General Electric Capital Corporation, as co-documentation agents for Lenders, as amended by that certain First Amendment and Limited Waiver to Credit Agreement dated as of February 3, 2004 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement as amended by this Agreement (the "Amended Credit Agreement").

R E C I T A L S

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein, on and subject to the terms, conditions and agreements set forth herein; and

WHEREAS, on and subject to the terms, conditions and agreements set forth herein, the parties hereto desire to waive certain Potential Events of Default and Events of Default under the Credit Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

SECTION	1. AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1: Definitions

A.	Subsection 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

" "Differential Yield Amount" in connection with any funding of Supplemental Term Loans to be made under this Agreement, means, (i) for any Term B Loan held by any Lender, the Term B Differential Yield Amount for such Term B Loan and (ii) for any previously funded Supplemental Term Loan held by any Lender, the Supplemental Differential Yield Amount for such previously funded Supplemental Term Loan.";

" "Target 2 Acquisition" means the acquisition of all or substantially all of the stock or assets (whether by merger, consolidation, purchase or otherwise) of a certain New Business or Person to be identified by Borrower to Administrative Agent as part of the due diligence review process described in subsection 7.3(xii)(8).";

" "Target 2 Acquisition Documents" means all principal documents executed by Borrower and/or any of its Affiliates in connection therewith, in the form delivered to Administrative Agent and Lenders prior to the Target 2 Acquisition Effective Date, with such modifications thereto prior to execution and delivery thereof as may be reasonably satisfactory to Administrative Agent, and as such documents may be amended, supplemented or otherwise modified after the execution thereof to the extent permitted under subsection 7.12D.";

" "Target 2 Acquisition Effective Date" means the date on which the Target 2 Acquisition is consummated.";

" "Prospective Lender" has the meaning assigned to that term in subsection 2.1A(iv)(b).";

" "Supplemental Differential Yield Amount" in connection with any funding of Supplemental Term Loans to be made under this Agreement at a time when other Supplemental Term Loans have previously been funded, means, for any previously funded Supplemental Term Loan held by any Lender, the excess of (i) the greatest Supplemental Yield received by any of the Lenders or Prospective Lenders with respect to the new Supplemental Term Loans over (ii) the Supplemental Yield received by the Lender for which the Supplemental Differential Yield Amount is being determined, with respect to such previously funded Supplemental Term Loan."; and

" "Term B Differential Yield Amount" in connection with any funding of Supplemental Term Loans to be made under this Agreement, means, for any Term B Loan held by any Lender, the excess of (i) the greatest Supplemental Yield received by any of the Lenders or Prospective Lenders with respect to such Supplemental Term Loans over (ii) the Term B Yield received by the Lender for which the Term B Differential Yield Amount is being determined, with respect to its Term B Loans.".

B.	The definition of "Pro Forma Basis" contained in subsection 1.1 of the Credit Agreement is hereby amended (i) by deleting the proviso at the end of clause (iv) of such definition and inserting in lieu thereof the text "; provided that, notwithstanding anything to the contrary contained in such Regulation S-X, the pro forma adjustments for (a) the shareholder compensation paid on or prior to the Target 2 Acquisition Effective Date by the New Business or Person to be acquired in the Target 2 Acquisition, (b) the ranch lease involving such New Business or Person, and (c) the one-time loss on the KBR contract of such New Business or Person, in each case disclosed to the Lenders as part of the October 25, 2004, meeting of the Lenders, shall be permitted" and (ii) by deleting the text "clause (f) of" from such definition.

1.2	Amendments to Section 2: Amounts and Terms of Commitments and Loans

A.	Subsection 2.1A(iv) of the Credit Agreement is hereby amended (i) by deleting the text "at any time" from subsection 2.1A(iv)(a) and inserting the text "from time to time" in lieu thereof, (ii) by inserting the text "plus the aggregate principal amount (not to exceed $25,000,000) of all Supplemental Term Loans used to fund a portion of the purchase price of the Target 2 Acquisition on the Target 2 Acquisition Effective Date" immediately following the text "$75,000,000" in subsection 2.1A(iv)(a), (iii) by inserting the text "(except as otherwise provided in this Agreement)" immediately following the text "Term B Loans" in subsection 2.1A(iv)(a), (iv) by inserting the text ", upon request," immediately before the text "receive a Supplemental Term Note" in subsection 2.1A(iv)(b), and (v) by deleting the last sentence of subsection 2.1A(iv)(b) in its entirety and inserting the following text in lieu thereof:

"Notwithstanding anything to the contrary contained herein, in the event that the Differential Yield Amount with respect to any Term B Loan or previously funded Supplemental Term Loan held by any Lender is greater than 0.50%, Borrower shall, in conjunction with the funding of the new Supplemental Term Loans, (i) increase the LIBOR Rate Margin with respect to all Term B Loans and previously funded Supplemental Term Loans and the Base Rate Margin with respect to all Term B Loans and previously funded Supplemental Term Loans by an amount for each Term Loan or previously funded Supplemental Term Loan that will eliminate the portion of the Differential Yield Amount for such Term B Loan or previously funded Supplemental Term Loan that results from higher interest margins with respect to the new Supplemental Term Loans (it being understood that any such increase of the LIBOR Rate Margin with respect to any Term B Loan or previously funded Supplemental Term Loan and the Base Rate Margin with respect to any Term B Loan or previously funded Supplemental Term Loan shall remain in effect for the term of this Agreement, subject to any additional increase pursuant to this provision and subject to adjustment from time to time pursuant to subsection 2.2), and (ii) pay upfront fees to each Lender holding a Term B Loan or a previously funded Supplemental Term Loan, in an aggregate amount for each Term B Loan and each previously funded Supplemental Term Loan held by each Lender sufficient to eliminate the portion of the Differential Yield Amount with respect to such Term B Loan or previously funded Supplemental Term Loan that remains after giving effect to any increase made pursuant to clause (i) above.".

-2-

B.	Subsection 2.9 of the Credit Agreement is hereby amended (i) by inserting the text "executed by the assignee (Administrative Agent being hereby authorized to execute any Assignment Agreement on behalf of a Subject Lender relating to the assignment of Loans and/or Commitments of such subject Lender)" immediately following the text "receipt by Administrative Agent of an executed Assignment Agreement" and (ii) by inserting the following sentence immediately following the first sentence of such subsection:

"Alternatively, if a Lender is a Non-Consenting Lender solely because it refused to consent to an amendment, modification or waiver that required the consent of 100% of Lenders with Obligations directly affected thereby (which amendment, modification or waiver did not accordingly require the consent of 100% of all Lenders), the Loans and Commitments of such Non-Consenting Lender that are subject to the assignments required by this subsection 2.9 may, at the option of Borrower, include only those Loans and Commitments that constitute the Obligations directly affected by the amendment, modification or waiver to which such Non-Consenting Lender refused to provide its consent.".

1.3	Amendments to Section 7: Borrower’s Negative Covenants

A.	Subsection 7.3 of the Credit Agreement is hereby amended by deleting clause (xi)(d) thereof in its entirety and inserting in lieu thereof the following text:

"(d)   (x) the sum of (1) the aggregate amount of Cash consideration paid by Borrower and its Subsidiaries for Permitted Acquisitions permitted in reliance on this subsection 7.3(xi) and (2) the aggregate amount of Indebtedness assumed or created in connection with any such Permitted Acquisitions permitted in reliance on this subsection 7.3(xi), shall not exceed $15,000,000 in any Fiscal Year; provided, that such maximum amount for any Fiscal Year after Fiscal Year 2004 shall be increased by an amount equal to the lesser of (I) the excess of the maximum amount for the previous Fiscal Year (determined after giving effect to any increase under this proviso) over such sum for the previous Fiscal Year and (II) $5,000,000; and (y) the aggregate amount of consideration consisting of equity Securities of Holdings or Parent paid by Borrower and its Subsidiaries for Permitted Acquisitions shall not exceed $15,000,000 in any Fiscal Year;".

B.	Subsection 7.3 of the Credit Agreement is hereby further amended by deleting clause (xii) thereof in its entirety and inserting in lieu thereof the following text:

"(xii)   Borrower and its Subsidiaries may consummate the Target 2 Acquisition only upon satisfaction of the following conditions: (1) the Target 2 Acquisition Effective Date shall occur no later than June 30, 2005; (2) on the Target 2 Acquisition Effective Date, EBITDA attributable to the New Business or Person so acquired shall be greater than $5,000,000 for the four Fiscal Quarter period most recently ended (calculated, as applicable, in accordance with the definition of "Consolidated EBITDA" herein and clause (iv) of the definition of "Pro Forma Basis"); (3) the aggregate consideration paid (including, without limitation, the present value of payments required to be made after the Target 2 Acquisition Effective Date, as determined reasonably and in good faith by Borrower) by Borrower and its Subsidiaries in connection with the Target 2 Acquisition shall not exceed $35,000,000; (4) Borrower shall have complied with the requirements of subsections 6.8 and 6.9, to the extent applicable, on or promptly following the Target 2 Acquisition Effective Date; (5) no more than 85% of the consideration paid by Borrower and its Subsidiaries in connection with the Target 2 Acquisition shall be paid with the aggregate proceeds of the Supplemental Term Loans and the Revolving Loans; (6) Borrower shall have delivered a disclosure statement updating each of the Schedules to this Agreement and the other Loan Documents to reflect any material factual revisions or modifications to the information set forth therein resulting from such acquisition; provided that any such update which alters the substantive effect of any representation or warranty, covenant or any other term or condition of this Agreement or any other Loan Document or which discloses an event or circumstance that, in any case, would otherwise require the consent of Administrative Agent, Requisite Lenders or Lenders to such modification, event or circumstance, shall not constitute a modification of this Agreement or any other Loan Document or a permitted disclosure hereunder or thereunder, and shall not excuse any Event of Default or Potential Event of Default that may otherwise arise in connection therewith, without written consent required hereunder of Administrative Agent, Requisite Lenders or Lenders, as the case may be; (7) after giving effect to such acquisition (and any Indebtedness incurred in connection therewith), (A) the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments shall be at least $10,000,000, (B) Borrower and its Subsidiaries shall not be engaged in any business not permitted by subsection 7.11, (C) Borrower shall be in compliance on a pro forma basis with each of the financial covenants contained in subsection 7.6, (D) no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from such acquisition, and (E) Borrower shall have delivered to Administrative Agent an Officer’s Certificate to the effect set forth in the foregoing clauses (A) through (D) and a Compliance Certificate to evidence clause (C); (8) the Administrative Agent shall be reasonably satisfied with its due diligence, including, without limitation, environmental and legal diligence and review of the Target 2 Acquisition Documents (as in effect on the Target 2 Acquisition Effective Date after giving effect to all amendments, restatements, supplements, waivers and other modifications to be entered into or become effective on or before such date) and review of audited financial statements of the New Business or Person to be acquired, which Acquisition Documents and audited financial statements shall be reasonably satisfactory to the Administrative Agent; and (9) the Administrative Agent shall have received such other customary documents and information (including financial information and projections) in respect of such Target 2 Acquisition as the Administrative Agent may reasonably deem appropriate.".

-3-

C.	Subsection 7.6A of the Credit Agreement is hereby amended by deleting the table contained in such subsection and inserting in lieu thereof the following table:

Period	Minimum Interest Coverage Ratio
Closing Date through September 30, 2003	2.05:1.00
October 1, 2003, through March 31, 2004	2.15:1.00
April 1, 2004, through June 30, 2004	2.00:1.00
July 1, 2004, through September 30, 2005	1.90:1.00
October 1, 2005, through September 30, 2006	2.00:1.00
October 1, 2006, through December 31, 2006	2.10:1.00
January 1, 2007, and thereafter	2.50:1.00

D.	Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table contained in such subsection and inserting in lieu thereof the following table:

Period	Maximum Leverage Ratio
Closing Date through September 30, 2003	5.25:1.00
October 1, 2003, through December 31, 2003	4.95:1.00
January 1, 2004, through March 31, 2004	4.80:1.00
April 1, 2004, through June 30, 2004	5.25:1.00
July 1, 2004, through December 31, 2004	5.80:1.00
January 1, 2005, through March 31, 2005	6.40:1.00
April 1, 2005, through September 30, 2005	6.30:1.00
October 1, 2005, through December 31, 2005	6.10:1.00
January 1, 2006, through March 31, 2006	5.70:1.00
April 1, 2006, through September 30, 2006	5.60:1.00
October 1, 2006, through December 31, 2006	5.50:1.00
January 1, 2007, and thereafter	3.50:1.00

-4-

E.	Subsection 7.12 of the Credit Agreement is hereby amended by adding at the end thereof the following new subsection 7.12D:

"D.	Amendment of Target 2 Acquisition Documents. Neither Borrower nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Target 2 Acquisition Document after the Target 2 Date if such amendment or waiver would reasonably be expected to be materially adverse to the interests of Borrower or Lenders, without in each case obtaining the prior written consent of Administrative Agent and Requisite Lenders to such amendment or waiver.".

1.4	Global Amendment to Credit Agreement

The Credit Agreement is hereby amended by inserting the text "or (xii)" immediately following the text "7.3(xi)" in each place where it appears in the Credit Agreement, other than in subsection 7.3(xi)(d) of the Credit Agreement and in the definition of "Permitted Acquisition Closing Date".

SECTION	2. LIMITED WAIVERS

2.1	Waivers.

A.	Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Borrower contained herein, the undersigned hereby waive the application of subsection 7.6A of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) solely to the extent that such subsection relates to the four-Fiscal Quarter period ended September 30, 2004, so long as the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, in each case calculated on a Pro Forma Basis, for such period is not less than 1.90:1.00; provided, however, that nothing in this waiver shall be construed to waive or limit the applicability of subsection 7.6A of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) in respect of any other fiscal period or the applicability of subsection 7.6A of the Amended Credit Agreement in respect of any fiscal period.

B.	Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Borrower contained herein, the undersigned hereby waive the application of subsection 7.6B of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) solely to the extent that such subsection relates to the four-Fiscal Quarter period ended September 30, 2004, so long as the Consolidated Leverage Ratio, calculated on a Pro Forma Basis, as of the last day of such period does not exceed 5.80:1.00; provided, however, that nothing in this waiver shall be construed to waive or limit the applicability of subsection 7.6B of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) in respect of any other fiscal period or the applicability of subsection 7.6B of the Amended Credit Agreement in respect of any fiscal period.

-5-

C.	Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Borrower contained herein, the undersigned hereby waive the application of subsection 6.1(i) of the Credit Agreement solely to the extent that such subsection relates to the failure to give notice of (i) the breach of subsection 7.6A or 7.6B of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) with respect to the four-Fiscal Quarter period ended September 30, 2004, or (ii) any Event of Default or Potential Event of Default under subsection 8.3 of the Credit Agreement arising solely as a result of (a) the breach of subsection 7.6A or 7.6B of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) with respect to the four-Fiscal Quarter period ended September 30, 2004, or (b) the failure to give notice of such breach or of such Event of Default or Potential Event of Default; provided, however, that nothing in this waiver shall be construed to waive or limit the applicability of subsection 6.1 of the Credit Agreement in respect of a breach of any other provision of the Credit Agreement or the applicability of subsection 6.1 of the Credit Agreement in respect of a breach of subsection 7.6 of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) with respect to any other fiscal period or the applicability of subsection 6.1 of the Credit Agreement with respect to a breach of subsection 7.6 of the Amended Credit Agreement in respect of any fiscal period or any resulting Event of Default or Potential Event of Default.

D.	Subject to the terms and conditions set forth herein, and in reliance on the representations and warranties of the Borrower contained herein, the undersigned hereby waive any Event of Default or Potential Event of Default under subsection 8.3 of the Credit Agreement solely to the extent that such Event of Default or Potential Event of Default results solely from (i) the breach of subsection 7.6A or 7.6B of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) with respect to the four-Fiscal Quarter period ended September 30, 2004, or (ii) the failure to give notice of any such breach or any Event of Default or Potential Event of Default under subsection 8.3 of the Credit Agreement arising solely as a result of any such breach or the failure to give notice of such breach or of such Event of Default or Potential Event of Default; provided, however, that nothing in this waiver shall be construed to waive or limit the applicability of subsection 8.3 of the Credit Agreement in respect of a breach of any other provision of the Credit Agreement, or the applicability of subsection 8.3 of the Credit Agreement in respect of a breach of subsection 7.6 of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) with respect to any other fiscal period or the applicability of subsection 6.1 of the Credit Agreement with respect to a breach of subsection 7.6 of the Amended Credit Agreement in respect of any fiscal period or any resulting Event of Default or Potential Event of Default; and provided further, that nothing in this waiver shall be construed to waive or limit the applicability of subsection 8.3 of the Credit Agreement in the event that (a) the ratio of (1) Consolidated EBITDA to (2) Consolidated Cash Interest Expense, in each case calculated on a Pro Forma Basis, for the four-Fiscal Quarter period ended September 30, 2004, is less than 1.90:1.00 or (b) the Consolidated Leverage Ratio, calculated on a Pro Forma Basis, as of the last day of such period exceeds 5.80:1.00.

2.2	Limitation of Waivers.

Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waivers set forth above shall be limited precisely as written and relate solely to the noncompliance by the Borrower with the provisions of subsection 7.6 of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) and subsections 6.1(i) and 8.3 of the Credit Agreement, in each case in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

-6-

(i)   constitute a waiver of compliance by the Borrower with respect to (a) subsection 7.6 of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment) or subsection 6.1(i) or 8.3 of the Credit Agreement in any other instance, (b) subsection 7.6 of the Amended Credit Agreement in any instance or (c) any other term, provision or condition of the Credit Agreement or the Amended Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the waivers set forth above or otherwise), or

(ii)   prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION	3. CONDITIONS TO EFFECTIVENESS

Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Amendment Effective Date"):

A.	Corporate Documents. On or before the Amendment Effective Date, Borrower, Parent, and each Material Subsidiary (each a "Credit Party") shall have delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Amendment Effective Date:

(i)   An Officer’s Certificate of such Credit Party (a) certifying that the Organizational Documents of such Credit Party, as delivered to Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date, or (b) enumerating all amendments to the Organizational Documents of such Credit Party made from the Closing Date and attaching true, correct and complete copies of such amendments, certified as such by an Officer of such Credit Party;

(ii)   Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment;

(iii)     Signature and incumbency certificates of the officers of such Person executing this Amendment; and

(iv)    Executed originals of this Amendment from the Borrower and the Credit Support Parties (as defined below).

-7-

B.	Opinion of Counsel. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Mayer, Brown, Rowe & Maw LLP, counsel for Borrower, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Amendment Effective Date, with respect to the enforceability of the Amended Agreement and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

C.	Legal Fees and Other Amounts Owing to Agents. Borrower shall have paid to each Agent all amounts owing to such Agent (other than amounts owing to such Agent solely in its capacity as a Lender or Issuing Lender) as of such date under subsection 10.2 of the Credit Agreement or otherwise, to the extent then invoiced, including, without limitation, all of such Agent’s reasonable costs and expenses as described in subsection 10.2 of the Credit Agreement (including, without limitation, the reasonable fees, expenses and disbursements of O’Melveny & Myers LLP) in connection with the Credit Agreement and this Amendment and all documents and transactions related thereto and hereto.

D.	Completion of Proceedings. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel.

E.	Execution and Delivery. The Borrower, the Administrative Agent, the Credit Support Parties, and a sufficient percentage of the Lenders to approve this Amendment in accordance with subsection 10.6 of the Credit Agreement shall have signed one or more counterparts to this Amendment and delivered such counterparts to O’Melveny & Myers LLP, counsel to the Administrative Agent (including, without limitation, delivery via facsimile or electronic mail).

F.	Amendment Fee. The Borrower shall have paid, in immediately available funds, to the Administrative Agent, for the account of each Lender that signs a counterpart to this Amendment and delivers such counterpart to O’Melveny & Myers LLP, counsel to the Administrative Agent (including, without limitation, delivery via facsimile or electronic mail) no later than 6:00 p.m. (New York time) on November 4, 2004, an amendment fee equal to the product obtained by multiplying (i) the sum of (a) the outstanding principal amount of the Term B Loans held by such Lender, (b) the amount of such Lender’s Revolving Loan Exposure, (c) the amount of such Lender’s LC Facility Exposure, and (d) the amount of such Lender’s Synthetic Letter of Credit Exposure by (ii) 0.15%.

SECTION	4. BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A.	Corporate Power and Authority. Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by the Amended Credit Agreement.

B.	Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

-8-

C.	No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Credit Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Parent or any of its Subsidiaries, the Organizational Documents of Parent or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Parent or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Parent or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or as otherwise permitted under the Amended Agreement), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Parent or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment Effective Date and except, in each case, to the extent such violation, conflict, breach, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

D.	Governmental Consents. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Credit Agreement do not and will not require any Governmental Authorization, except as has been duly obtained and is in full force and effect unless the failure to obtain such Governmental Authorization could not reasonably be expected to have a Material Adverse Effect.

E.	Binding Obligation. This Amendment and the Amended Credit Agreement have been duly executed and delivered by Borrower and are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or at law) relating to enforceability.

F.	Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and the Amendment Effective Date (as defined below) to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.	Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION	5. ACKNOWLEDGEMENT AND CONSENT

Parent and each Subsidiary of Borrower (each individually a "Credit Support Party" and collectively, the "Credit Support Parties") hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Parent and each Subsidiary of Borrower acknowledges and agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

-9-

SECTION	6. MISCELLANEOUS

A.	Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)   On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii)   Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; provided, however, that the Lenders party hereto do hereby authorize the Administrative Agent to enter into, and the Borrower hereby covenants and agrees to execute and deliver within 10 days (or such longer number of days as the Administrative Agent may permit in its sole discretion) after the Amendment Effective Date, amendments and supplements, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, of the Collateral Documents (including, without limitation, amendments to the Mortgages in recordable form, and amended title insurance policies), and to pay all filing and recording fees, title insurance premiums, and other reasonable costs, in each case to the extent necessary or desirable (as determined reasonably by the Administrative Agent) to ensure that the perfected Lien of the Administrative Agent as agent for and representative of the Lenders will continue to secure the full amount of all Obligations after giving effect to this Amendment.

(iii)   The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

B.	Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent or its counsel (including, without limitation, the reasonable fees, expenses and disbursements of O’Melveny & Myers LLP, counsel to the Administrative Agent) with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

C.	Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.	Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW.

E.	Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective on the date when counterparts hereof signed by the Borrower, Administrative Agent, Credit Support Parties, and a sufficient percentage of the Lenders to approve this Amendment in accordance with subsection 10.6 of the Credit Agreement shall have been delivered to O’Melveny & Myers LLP, counsel to the Administrative Agent (including, without limitation, delivery via facsimile or electronic mail).

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	BRAND SERVICES, INC.

	By:	/s/

Name:
Title:

CREDIT SUPPORT PARTIES:	BRAND INTERMEDIATE HOLDINGS, INC.
(for purposes of Section 5 only)
	By:	/s/

Name:
Title:

BRAND SCAFFOLD BUILDERS, INC.

By:	/s/

Name:
Title:

-11-

CREDIT SUPPORT PARTIES:	BRAND SCAFFOLD RENTAL & ERECTION, INC.
(for purposes of Section 5 only)
	By:	/s/

Name:
Title:

HIGHTOWER STAFFING, INC.

By:	/s/

Name:
Title:

BRAND SCAFFOLD SERVICES, INC.

By:	/s/

Name:
Title:

BRAND STAFFING SERVICES, INC.

By:	/s/

Name:
Title:

-12-

CREDIT SUPPORT PARTIES:	BRAND SPECIAL EVENTS, INC.
(for purposes of Section 5 only)
	By:	/s/

Name:
Title:

BRAND SCAFFOLD ERECTORS, INC.

By:	/s/

Name:
Title:

SCAFFOLD BUILDING SERVICES, INC.

By:	/s/

Name:
Title:

SKYVIEW STAFFING, INC.

By:	/s/

Name:
Title:

-13-

CREDIT SUPPORT PARTIES:	BRANDCRAFT LABOR, INC.
(for purposes of Section 5 only)
	By:	/s/

Name:
Title:

SKYVIEW SAFETY SERVICES, INC.

By:	/s/

Name:
Title:

SCAFFOLD-JAX, INC.

By:	/s/

Name:
Title:

-14-

CREDIT SUPPORT PARTIES:	MIKE BROWN-GRANDSTANDS, INC.
(for purposes of Section 5 only)
	By:	/s/

Name:
Title:

KWIKRIG, INC.

By:	/s/

Name:
Title:

-15-

LENDERS:	CREDIT SUISSE FIRST BOSTON,
acting through its Cayman Islands Branch,
as Administrative Agent, Co-Arranger and Lender

	By:	/s/

Name:
Title:

and

By:	/s/

Name:
Title:

-16-

JPMORGAN CHASE BANK,
as Syndication Agent

By:	/s/

Name:
Title:

J. P. MORGAN SECURITIES INC,
as Co-Arranger

By:	/s/

Name:
Title:

-17-

GENERAL ELECTRIC CAPITAL CORPORATION
as Co-Documentation Agent and Lender

By:	/s/

Name:
Title:

-18-

ANTARES CAPITAL CORPORATION,
as Co-Documentation Agent and Lender

By:	/s/

Name:
Title:

-19-